                                                                   Exhibit 10.39


LANDLORD:                            RAS DEVELOPMENT INC., a Florida corporation
                                     c/o BAP Realty
                                     2601 South Bayshore Drive, 10th Floor
                                     Miami, Florida  33133

TENANT:                              CART, Inc., a Delaware corporation

                                     5350 Lakeview Parkway South Drive, Bldg. 36
                                     Inner Park - Park 100
                                     Indianapolis, IN  46268

                                     And
                                     Until Rent Commencement Date:

                                     341 East Flagler Street
                                     Miami, Florida  33131

                                     From and after Rent Commencement Date:

                                     232 Andalusia Avenue
                                     Suite 3C
                                     Coral Gables, Florida  33134


DATE OF EXECUTION:                   March __, 2003





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                                  OFFICE LEASE

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

                                  LEASE SUMMARY

          The following is a summary of basic lease provisions with respect to the Lease. It is an integral part of the Lease, and terms defined or dollar amounts specified in this Summary shall have the meanings or amounts as stated, unless expanded upon in the text of the Lease and its Exhibits, which are attached to and made a part of this Summary.

      1. Date of Lease Execution:    March __, 2003

      2. "Landlord":                 RAS Development, Inc.

      3. Landlord's Address:         2601 South Bayshore Drive, 10th Floor
                                     Miami, Florida  33133

      4. "Tenant":                   CART, INC., a Delaware corporation

      5. Tenant's Address:           5350 Lakeview Parkway South Drive, Bldg. 36
                                     Inner Park - Park 100
                                     Indianapolis, IN  46268

                                     And
                                     Until Rent Commencement Date:

                                     341 East Flagler Street
                                     Miami, Florida 33131

                                     From and after Rent Commencement Date:

                                     232 Andalusia Avenue
                                     Suite 3C
                                     Coral Gables, Florida  33134

      6. Premises (section 1.1):     Suite 3C, located on the third floor of
                                     the building and outlined on the floor
                                     plan attached hereto on Exhibit "A"

      7. Building (section 1.1):     232 Andalusia, 232 Andalusia Avenue,
                                     Coral Gables, Florida

      8. Rentable Area of
         Premises (section 1.1):     Approximately 3,216 rentable square feet

      9. Permitted Use of
         Premises (section 3.1):     Administrative and sales offices for Grand
                                     Prix of the Americas, Downtown Miami,
                                     subsidiary of CART, and general office uses

     10. Term of Lease
         (section 1.1):              Five (5) years
                                     "Commencement Date": The date of the Lease

                                     "Rent Commencement Date": The earlier of
                                     (i) the date of actual occupancy of the
                                     Premises by Tenant or (ii) the date
                                     immediately following Landlord substantial completion of the improvements to the premises as per Exhibit "D".

                                     "Expiration Date": Five (5) years after the
                                     Rent Commencement Date

     11. Option to Renew (Rider 1):  Two (2) terms of Five (5) years each

     12. "Minimum Rent" for the
         first Lease Year
         (section 2.2):              $7,504.00 per month, plus sales tax

     13. Prepaid Rent
         (section 2.2):              $8,029.28 (includes sales tax) (due upon
                                     execution of Lease; to be applied to first month that Minimum Rent is due)

     14. Security Deposit
         (section 2.6):              $16,058.56 (includes sales tax) (2 months
                                     Minimum Rent plus sales tax)

     15. No. of Parking Spaces
         (section 11.1):             Four (4) assigned parking spaces located at
                                     the south side of the Building accessed by the alley at a parking rental of $50.00 per space per month, plus sales tax.

                                     Parking rental during renewal term(s) shall be at prevailing market rates in Coral Gables, Florida, but not less than $50.00 per space, per month, plus sales tax.

     16. Broker(s) (section 13.12)   Mesa Properties, Inc. for the Tenant and
                                     BAP Realty for the Landlord

     THIS LEASE (the "Lease"), dated the _____ day of March, 2003, is made between RAS DEVELOPMENT INC., a Florida corporation (the "Landlord"), and CART, INC. (the "Tenant").


                                ARTICLE I. TERM.

     1.1 Grant; Term. In consideration of the performance by Tenant of its obligations under this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, for the Term, the "Premises," which Premises are shown outlined on the floor plan attached hereto and made a part hereof as Exhibit "A." The Premises are located in that certain office/retail building (the "Building"), located at 232 Andalusia Avenue, Coral Gables, Florida, as more particularly described in Exhibit "B" attached hereto and made a part hereof (the "Property"). The rentable area of the Premises (which includes a proportionate share of the common areas of the Building) is stipulated for all purposes to be as set forth in the Lease Summary. Tenant acknowledges and agrees that the rentable area of the Premises as specified in the Lease Summary shall not be adjusted upon completion of the Building and/or the Premises, even if it is determined that the rentable area of the Premises as actually constructed is different that the amount specified in the Lease Summary.

          The "Term" of the Lease is the period from the Commencement Date as specified in the Lease Summary, through the Expiration Date, as specified in the Lease Summary.


                                ARTICLE II. RENT.

     2.1 Covenant to Pay. Tenant shall pay to Landlord all sums due hereunder from time to time (which are collectively referred to as "rent") from the Rent Commencement Date without prior demand, together with all applicable Florida sales tax thereon; however, unless otherwise provided in this Lease, payments other than Tenant's regular monthly payments of Minimum Rent, Tenant's Share of Excess Expenses and Tenant's Share of Excess Taxes shall be payable by Tenant to Landlord within ten (10) business days following demand. All rent required to be paid by Tenant to Landlord shall be payable at Landlord's address indicated on the Lease Summary. Minimum Rent and additional rent for any "Lease Year" consisting of less than twelve (12) months shall be prorated on a per diem basis, based upon a period of 365 days. "Lease Year" means the twelve (12) full calendar months commencing on the Rent Commencement Date. However, the final Lease Year may contain less than twelve (12) months due to expiration or sooner termination of the Term. Tenant agrees that its covenant to pay rent and all other sums under this Lease is an independent covenant and that all such amounts are payable without counterclaim, set-off, deduction, abatement, or reduction whatsoever, except as expressly provided for in this Lease.

     2.2 Minimum Rent. Tenant shall pay Minimum Rent for the first Lease Year of the Term in the amount specified in the Lease Summary. The Minimum Rent for the each subsequent Lease Year of the Term shall be as follows: Year 2: an amount equal to 102% of the following amount: Minimum Rent payable by Tenant for the immediately prior Lease Year less the Operating Costs and Taxes for such prior Lease Year, plus sales tax.
     Year 3: an amount equal to 103% of the following amount: Minimum Rent payable by Tenant for the immediately prior Lease Year less the Operating Costs and Taxes for such prior Lease Year, plus sales tax.
     Year 4: an amount equal to 104% of the following amount: Minimum Rent payable by Tenant for the immediately prior Lease Year less the Operating Costs and Taxes for such prior Lease Year, plus sales tax.
     Year 5: an amount equal to 105% of the following amount: Minimum Rent payable by Tenant for the immediately prior Lease Year less the Operating Costs and Taxes for such prior Lease Year, plus sales tax.

Minimum Rent, except for the first installment to be prepaid, shall be payable throughout the Term in equal monthly installments in advance on the first day of each calendar month of each year of the Term. Tenant shall pay all sales and use taxes, levied or assessed against all rental payments due under the Lease simultaneously with each such rental payment.

     2.3 Services to be Furnished by Landlord.

          (a) Subject to Tenant's obligation to pay Tenant's Share of Excess Expenses as provided in Section 2.4 of this Lease, Landlord will provide water, sewer, electric and HVAC services to the Leased Premises at Landlord's expense. Landlord will provide heating and air-conditioning in season during Normal Business Hours, at such temperatures and in such amounts as are considered by Landlord to be standard or as required by governmental authority; provided, however, heating and air-conditioning service at times other than for Normal Business Hours for the Building shall be furnished only upon the written request of Tenant delivered to Landlord prior to 3:00 p.m. at least one (1) business day in advance of the date for which such usage is requested. Tenant shall bear the entire cost of such additional service at a cost of $30.00 per hour. "Normal Business Hours" for the Building shall mean 7:00 a.m. to 7:00 p.m. Mondays through Fridays and 8:00 a.m. to 1:00 p.m. Saturdays, exclusive of normal business holidays.

          (b) If Tenant's use of the Leased Premises results in extraordinary consumption of water, sewer, electric or HVAC services, Landlord will have the right to charge Tenant for the extraordinary costs incurred by Landlord as a result of Tenant's extraordinary consumption of water, sewer, electric or HVAC services. Tenant will reimburse Landlord for such charges within five (5) days after Landlord sends Tenant written notice of such charges. Any charges incurred by Landlord as a result of Tenant's extraordinary consumption of water, sewer, electric or HVAC services will be considered additional rent under this Lease.

          (c) Landlord will provide janitorial service to the Leased Premises on a daily basis Monday through Friday (normal business holidays excluded). The janitorial services to be provided include vacuuming, sweeping, dusting, cleaning of bathrooms, and trash removal.

          (d) Elevator service in common with other Building tenants for ingress to and egress from the Premises.

          (e) Landlord shall not be obligated to provide any Building security.

          (f) Unless due to the willful misconduct or gross negligence of Landlord, Landlord shall not be liable for, and Tenant shall not be entitled to any reduction or abatement of rent (or any other claim) by reason of Landlord's failure to furnish any of the foregoing services or utilities when such failure is caused by accident, breakage, repairs, strikes, lock-outs or other labor disturbances or labor disputes of any character, or by any other similar or dissimilar cause, beyond the reasonable control of Landlord. Landlord shall not be liable under any circumstances for loss of or injury to property, however occurring, through or in connection with or incidental to the failure to furnish any of the foregoing.

     2.4 Excess Expenses.

          (a) In addition to the Minimum Rent, as the same is adjusted, Tenant shall pay to Landlord as additional rent, Tenant's pro rata share of the amount by which the annual "Operating Costs" (as hereinafter defined) (such increase in the Operating Costs hereinafter referred to as the "Excess Expenses") incurred by Landlord during each successive calendar year exceed the Operating Costs incurred during the "Base Year" (as hereinafter defined). Tenant's Share is 19%. Notwithstanding anything to the contrary contained herein, except for those Operating Costs attributable to casualty, liability and fidelity insurance, Tenant's obligation to pay Tenant's Share of the Excess Expenses shall not exceed 103% of the amount Tenant was obligated to pay for Tenant's Share of the Excess Expenses in the immediately prior Lease Year.

          (b) Tenant's obligation to pay Tenant's Share of the Excess Expenses shall commence on the date which is twelve (12) months after the Rent Commencement Date. For purposes of this Lease, the term "Base Year" is deemed to be the calendar year 2003.

          (c) The Operating Costs shall be determined in accordance with generally accepted accounting principles. The "Operating Costs" shall include all costs of ownership, operation, maintenance, repair and management of the Building and the Property and all appurtenances thereto as determined in accordance with generally accepted accounting principles. The Operating Costs shall include, but not be limited to, the following: (1) all utilities, including water, sewer and electricity; (2) casualty, liability and fidelity insurance; (3) cleaning services; (4) landscaping; (5) alterations and improvements to the Property made by reason of the applicable law, regulations or ordinances; (6) management fees or, if an independent property manager is not employed by Landlord, a sum which is not in excess of the then prevailing rates for management fees of other comparable buildings in the area in which the Building is located; (7) replacements or additions to the Property made during the Term which shall be charged ratably over the remaining useful life of said replacement or addition; (8) reasonable administrative expenses; (9) costs of repairs, replacements and general maintenance; (10) amortization of capital improvements made to the Building which will improve operating efficiency; (11) wages, salaries, payroll costs, and benefits paid to on behalf of Landlord's employees attributable to the operation and maintenance of the

Building; and (12) all other charges properly allocable to the repair, operation and maintenance of the Building in accordance with generally acceptable accounting principles. Operating Costs shall not include the following:
(1)Expenses for repairs or other work occasioned by condemnation or fire or other casualty, to the extent reimbursed by condemnation or insurance proceeds;
(2) leasing commissions; (3) interest or amortization of mortgages secured by the Building and/or the Property; (4) any expense fully reimbursed to Landlord by Tenant or any other tenant of the Building, or any expense billed to and paid directly by same for their own account or on Landlord's behalf; (5) expenses for repairs or replacements to the Building and the Property to the extent that such repairs or replacements are reimbursed by insurance proceeds; (6) legal expenses incurred in connection with leasing the Building or enforcement of Building leases; and (7) advertising expenses and expenses of renovating space incurred in procuring new tenant's.

          (d) Promptly following the beginning of each calendar year occurring during the term of this Lease subsequent to the Base Year, and during any extension or renewal of the Lease Term, Landlord shall deliver to Tenant a statement setting forth (i) Landlord's projection of the Operating Costs for the then current calendar year and (ii) Tenant's Share of the Excess Expenses, based on the portion of such calendar year during which this Lease is in effect. Tenant's Share of the projected Excess Expenses shall be payable as additional rent in equal monthly installments due on the first day of each calendar month for the remaining months of such calendar year.

          (e) Commencing with Landlord's statement delivered at the beginning of the second full calendar year occurring during the term of this Lease, Landlord shall also set forth (i) the actual amount of the Operating Costs incurred during the preceding calendar year, and (ii) any underpayment or overpayment by Tenant based on Tenant's monthly payment(s) (if any) of Tenant's Share of the projected Excess Expenses made during the preceding calendar year. In the event of any underpayment by Tenant, Tenant shall pay the full amount of such deficiency to Landlord within thirty (30) days of receipt of Landlord's statement. Any overpayment by Tenant shall, at Landlord's option, either be (i) paid to Tenant within thirty (30) days of delivery of Landlord's statement or
(ii) applied to the next ensuing payment of Minimum Rent due.

          (g) Prior to the expiration date of the Lease Term, Landlord shall deliver to Tenant a statement setting forth (i) Tenant's Share of the actual Operating Costs incurred during the final calendar year of the Lease Term, up to and including the expiration date of the Lease Term, and (ii) any underpayment or overpayment of Tenant's Share of the projected Excess Expenses made during that final calendar year. In the event of any underpayment, Tenant shall pay the full amount thereof to Landlord on or before the date of expiration of the Lease Term. If Tenant has overpaid, Landlord shall reimburse Tenant the full amount of such overpayment not later than the expiration date of the Lease Term.

          (h) Each statement given by Landlord pursuant to the provisions of this Section 2.4 shall be conclusive and binding upon Tenant unless within thirty (30) days after receipt of the statement Tenant shall notify Landlord that it disputes the correctness of such statement, specifying the particular respects in which it is claimed to be incorrect. Pending resolution of the dispute, Tenant shall pay additional rent in accordance with the statement but such payment shall be without prejudice to Tenant's position. If the dispute is determined in Tenant's favor, Landlord shall promptly credit the Tenant the amount of Tenant's overpayment of additional rent resulting from compliance with Landlord's statement. If resolution of the dispute indicates that Tenant underpaid, Tenant shall promptly pay Landlord the amount of such underpayment (no interest shall be due thereon, provided Tenant paid all additional rent due in accordance with this Rider). Landlord shall provide Tenant reasonable records for the purpose of verifying the Excess Operating Costs.

          2.5 Excess Taxes.

          (a) In addition to the Minimum Rent and Tenant's Share of Excess Expenses, as the same is adjusted, Tenant shall pay to Landlord as additional rent, Tenant's Share of the amount by which the annual "Taxes" (as hereinafter defined) incurred by Landlord during each successive calendar year exceed the Taxes incurred during the Base Year (such increase being hereinafter referred to as the "Excess Taxes").

          (b) Tenant's obligation to pay Tenant's Share of the Excess Taxes shall commence on the date which is twelve (12) months after the Rent Commencement Date.

          (c) "Taxes" shall be defined as all real or personal property taxes (or payments in lieu of such taxes), excises, levies, fees, or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind which are assessed, levied, charged, confirmed, or imposed by any public authority upon operations or the rent provided for in the Lease. (It is agreed that Tenant will be responsible for ad valorem taxes on its personal property and on the value of leasehold improvements to the Premises.)

          (d) Promptly following the beginning of each calendar year occurring during the term of this Lease subsequent to the Base Year, and during any extension or renewal of the Lease Term, Landlord shall deliver to Tenant a statement setting forth (i) Landlord's projection of the Taxes for the then current calendar year and (ii) Tenant's Share of the Excess Taxes, based on the portion of such calendar year during which this Lease is in effect. Tenant's Share of the projected Excess Taxes shall be payable as additional rent in equal monthly installments due on the first day of each calendar month for the remaining months of such calendar year.

          (e) Commencing with Landlord's statement delivered at the beginning of the second full calendar year occurring during the term of this Lease, Landlord shall also set forth (i) the actual amount of the Taxes incurred during the preceding calendar year, and (ii) any underpayment or overpayment by Tenant based on Tenant's monthly payment(s) (if any) of Tenant's Share of the projected Excess Taxes made during the preceding calendar year. In the event of any underpayment by Tenant, Tenant shall pay the full amount of such deficiency to Landlord within thirty (30) days of receipt of Landlord's statement. Any overpayment by Tenant shall, at Landlord's option, either be (i) paid to Tenant within thirty (30) days of delivery of Landlord's statement or (ii) applied to Tenant's Share of the Excess Taxes as projected for the ensuing calendar year.

          (f) Prior to the expiration date of the Lease Term, Landlord shall deliver to Tenant a statement setting forth (i) Tenant's Share of the actual Taxes incurred during the final calendar year of the Lease Term, up to and including the expiration date of the Lease Term, and (ii) any underpayment or overpayment of Tenant's Share of the projected Excess Taxes made during that final calendar year. In the event of any underpayment, Tenant shall pay the full amount thereof to Landlord on or before the date of expiration of the Lease Term. If Tenant has overpaid, Landlord shall reimburse Tenant the full amount of such overpayment not later than the expiration date of the Lease Term.

     2.6 Payment of Personal Property Taxes. Tenant shall pay, when due, all taxes attributable to the personal property, trade fixtures, business, occupancy, or sales of Tenant or any other occupant of the Premises and to the use of the Building by Tenant or such other occupant.

     2.7 Rent Past Due. If any payment due from Tenant shall be overdue for five
(5) days after written notice is given by Landlord to Tenant, a late charge of five (5%) percent of the delinquent sum may be charged by Landlord. If any payment due from Tenant shall remain overdue for more than fifteen (15) days after written notice is given by Landlord to Tenant, an additional late charge in an amount equal to the lesser of the highest rate permitted by law or one and one-half (1 1/2%) percent per month (eighteen (18%) percent per annum) of the delinquent amount may be charged by Landlord, such charge to be computed for the entire period for which the amount is overdue and which shall be in addition to and not in lieu of the five (5%) percent late charge or any other remedy available to Landlord.

     2.8 Landlord's Lien. Nothing contained in this Lease shall be deemed to waive any statutory lien rights available to Landlord.

     2.9 Security Deposit. The Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of rental or a measure of Tenant's liability for damages in case of default by Tenant. Landlord may commingle the Security Deposit with Landlord's other funds. Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of rent or to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, the balance of the Security Deposit remaining after any such application shall be returned by Landlord to Tenant.

     2.10 Prepaid Rent. The amount of prepaid rent set forth in item 13 of the Lease Summary shall be applied to the first month rent due by Tenant hereunder.

                          ARTICLE III. USE OF PREMISES.

     3.1 Permitted Use. The Premises shall be used and occupied only for the use specified in the Lease Summary. Tenant shall carry on its business on the Premises in a reputable manner and shall not do, omit, permit, or suffer to be done or exist upon the Premises anything which shall result in a nuisance, hazard, or bring about a breach of any provision of this Lease or any applicable municipal or other governmental law or regulation. Tenant shall observe all reasonable rules and regulations established by Landlord from time to time for the Building. The rules and regulations in effect as of the date hereof are attached to and made a part of this Lease as Exhibit "C." The name for the Building, which Landlord may from time to time adopt, and every name or mark adopted by Landlord in connection with the Building shall be used by Tenant only in association with the business carried on in the Premises during the Term and Tenant's use thereof shall be subject to such reasonable regulation as Landlord may from time to time impose.

     3.2 Compliance with Laws. The Premises shall be used and occupied in a safe, careful, and proper manner so as not to contravene any present or future governmental or quasigovernmental laws, regulations, or orders, or the requirements of Landlord's or Tenant's insurers. If due to Tenant's use of the Premises, repairs, improvements, or alterations are necessary to comply with any of the foregoing (other than structural alterations), Tenant shall pay the entire cost thereof.

     3.3 Signs. Tenant shall not erect, install, display, inscribe, paint, or affix any signs, lettering, or advertising medium upon or above any exterior portion of the Premises, except with the prior written consent of Landlord, and subject to any applicable requirements of the City of Coral Gables, Florida (the "City"). Tenant may install any sign it chooses inside the Premises provided any such sign is not visible from anywhere outside the Premises, or from the common areas of the Building. Landlord will provide, at Landlord's expense, a directory listing in the main lobby and suite signage on the door of the Premises consistent with the standard signage within the Building; provided, the cost of such signage may be included in Operating Expenses.

     3.4 Environmental Provisions. Tenant warrants and represents that it will not use or employ Landlord's and/or the Building property, facilities, equipment, or services to handle, transport, store, treat, or dispose of any hazardous waste or hazardous substance, whether or not it was generated or produced on the Premises; and, Tenant further warrants and represents that any activity on or relating to the Premises shall be conducted in full compliance with all applicable environmental laws. Tenant agrees to defend, indemnify, and hold harmless Landlord against any and all claims, costs, expenses, damages, liability, and the like (including, without limitation, attorneys' fees and costs), which Landlord may hereafter be liable for, suffer, incur, or pay arising under any applicable laws and resulting from or arising out of any breach of the warranties and representations contained in this section 3.4, or by any act, activity, or violation of any applicable environmental laws by Tenant, its agents, employees, or assigns. Tenant's liability under this section
3.4 shall survive the expiration or any termination of this Lease. To best of Landlord's knowledge, based solely upon the environmental audit of the land upon which the Building (the "Land") is situate prepared by EAF Engineering, Inc. dated July 27, 2001 (the "Existing Environmental Audit"), there are no hazardous substances at, on or under the Land in excess of permitted levels under applicable environmental laws, other than as may be disclosed in the Existing Environmental Audit.


                          ARTICLE IV. ACCESS AND ENTRY.

     4.1 Right of Examination. Landlord shall be entitled at all reasonable times and upon reasonable advance notice (but no notice is required in emergencies) to enter the Premises to examine them or to make such repairs, alterations, or improvements thereto as Landlord considers necessary or reasonably desirable. Landlord reserves to itself the right to install, maintain, use, and repair pipes, ducts, conduits, vents, wires, and other installations leading in, through, over, or under the Premises and for this purpose, Landlord may take all material into and upon the Premises which is required therefor. Tenant shall not unduly obstruct any pipes, conduits, or mechanical or other electrical equipment so as to prevent reasonable access thereto. Landlord reserves the right to use all exterior walls and roof area. Landlord shall exercise its rights under this section, to the extent possible in the circumstances, in such manner so as to minimize interference with Tenant's use and enjoyment of the Premises. Landlord shall retain duplicate keys to all doors of the Premises. Tenant shall provide Landlord with new keys should Tenant receive Landlord's consent to change the locks.

     4.2 Right to Show Premises. Landlord and its agents have the right to enter the Premises at all reasonable times and upon reasonable advance notice to show them to prospective purchasers, lenders, or anyone having a prospective interest in the Building, and, during the last six (6) months of the Term (or the last six (6) months of any renewal term if this Lease is renewed), to show them to prospective tenants. Landlord agrees that Landlord shall not materially interfere with the operation of Tenant's business at the Premises in connection with showing the Premises to prospective purchasers, lenders, or anyone having a prospective interest in the Building.


     ARTICLE V. INITIAL CONSTRUCTION; MAINTENANCE, REPAIRS, AND ALTERATIONS.

     5.1. Landlord's Construction Obligations. The "Building Standard and Tenant Improvements" set forth on Exhibit "D" have been or will be constructed and installed in the Premises by Landlord as provided in the Work Letter attached hereto as Exhibit "D" and incorporated herein for all purposes.

     5.2 Maintenance and Repairs by Landlord. Landlord covenants to keep the following in good repair as a prudent owner: (i) the structure of the Building including exterior walls and roofs; (ii) the mechanical, electrical, HVAC, and other base building systems (except such as may be installed by or be the property of Tenant or as may be serving only the Premises); and (iii) the entrances, sidewalks, and other facilities from time to time comprising the common areas. The cost of such maintenance and repairs shall be included in Operating Costs. So long as Landlord is acting in good faith, Landlord shall not be responsible for any damages caused to Tenant by reason of failure of any equipment or facilities serving the Building or delays in the performance of any work for which Landlord is responsible pursuant to this Lease; provided, such damages are not due to Landlord's gross negligence. Notwithstanding any other provisions of this Lease, if any part of the Building is damaged or destroyed or requires repair, replacement, or alteration as a result of the act or omission of Tenant, its employees, agents, invitees, licensees, or contractors, Landlord shall have the right to perform same and the cost of such repairs, replacement, or alterations shall be paid by Tenant to Landlord upon demand. In addition, if, in an emergency, it shall become necessary to make promptly any repairs or replacements required to made by Tenant, Landlord may re-enter the Premises and proceed forthwith to have the repairs or replacements made and pay the costs thereof. Upon demand, Tenant shall reimburse Landlord for the cost of making the repairs.

     5.3 Maintenance and Repairs by Tenant. Tenant shall, at its sole cost, repair and maintain the Premises (including, without limitation, floor and wall coverings), exclusive of base building mechanical and electrical systems, all to a standard consistent with a first class office building, with the exception only of those repairs which are the obligation of Landlord pursuant to this Lease. All repair and maintenance performed by Tenant in the Premises shall be performed by contractors or workers designated or approved by Landlord, which shall not be unreasonably withheld or delayed. At the expiration or earlier termination of the Term, Tenant shall surrender the Premises to Landlord in as good condition and repair as Tenant is required to maintain the Premises throughout the Term, reasonable wear and tear excepted.

     5.4 Approval of Tenant's Alterations. No alterations (including, without limitation, repairs, replacements, additions, or modifications to the Premises by Tenant), other than minor or cosmetic alterations costing $500.00 per alteration or less which are interior and nonstructural, shall be made to the Premises without Landlord's written approval, which, as to exterior or structural alterations may be withheld in Landlord's sole discretion. Any alterations by Tenant shall be performed at the sole cost of Tenant, by contractors and workers approved by Landlord, which shall not be unreasonably withheld or delayed, in a good and workerlike manner, and in accordance with all applicable laws and regulations. As to nonstructural, interior alterations and improvements which have no effect on the mechanical, electrical, plumbing, HVAC or life safety systems, such consent shall not be unreasonably withheld or delayed. In addition, as to any proposed alterations or improvements, Tenant may expressly request whether Landlord will require the removal of such alteration or improvement upon expiration of the Term. If Landlord approves the proposed alteration or improvement, Landlord's approval also will expressly respond to such request.

     5.5 Removal of Improvements and Fixtures. All leasehold improvements (other than unattached, movable trade fixtures which can be removed without damage to the Premises) shall at the expiration or earlier termination of this Lease become Landlord's property. Tenant may, during the Term, in the usual course of its business, remove its trade fixtures, provided that Tenant is not in default under this Lease beyond applicable notice and cure periods; and Tenant shall, at the expiration or earlier termination of the Term, at its sole cost, remove such of the leasehold improvements (except for improvements installed by Landlord prior to the Commencement Date) and trade fixtures in the Premises as Landlord shall require to be removed and restore the Premises to the condition existing prior to such removal. Tenant shall at its own expense repair any damage caused to the Building by such removal. If Tenant does not remove its trade fixtures at the expiration or earlier termination of the Term, the trade fixtures shall, at the option of Landlord, become the property of Landlord and may be removed from the Premises and sold or disposed of by Landlord in such manner as it deems advisable without any accounting to Tenant.

     5.6 Liens. Tenant shall promptly pay for all materials supplied and work done on behalf of tenant in respect of the Premises so as to ensure that no lien is recorded against any portion of the Building or against Landlord's or Tenant's interest therein. If a lien is so recorded, Tenant shall discharge it promptly by payment or bonding. If any such lien against the Building or Landlord's interest therein is recorded and not discharged by Tenant as above required within fifteen (15) days following recording, Landlord shall have the right to remove such lien by bonding or payment and the cost thereof shall be paid immediately from Tenant to Landlord. Landlord and Tenant expressly agree and acknowledge that no interest of Landlord in the Premises or the Building shall be subject to any lien for improvements made by Tenant in or for the Premises, and Landlord shall not be liable for any lien for any improvements made by Tenant, such liability being expressly prohibited by the terms of this Lease. In accordance with applicable laws of the State of Florida, Landlord has filed or may file in the Public Records of Miami-Dade County, Florida, a notice containing a true and correct copy of this paragraph, and Tenant hereby agrees to inform all contractors and material suppliers performing work in or for or supplying materials to the Premises of the existence of said notice.

     5.7 Utilities. The failure or the interruption or termination of any utility services, in whole or in part, unless such failure, interruption or termination is caused by Landlord's gross negligence or willful misconduct, shall not render Landlord liable in any respect nor be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof.


                      ARTICLE VI. INSURANCE AND INDEMNITY.

     6.1 Tenant's Insurance. Tenant shall, throughout the Term (and any other period when Tenant is in possession of the Premises), maintain at its sole cost the following insurance:

     (a) All risks property insurance, naming Landlord and any mortgagee of Landlord as additional insured parties. Such insurance shall insure (i) property of every kind owned by Tenant in an amount not less than the full replacement cost thereof (new), with such cost to be adjusted no less than annually.

     (b) Commercial general liability insurance. Such policy shall contain inclusive limits per occurrence of not less than the $1,000,000 and include Landlord and any mortgagee of Landlord as additional insureds.

     (c) Worker's compensation and employer's liability insurance in compliance with applicable legal requirements.

     All policies referred to above shall: (i) be taken out with insurers licensed to do business in Florida and reasonably acceptable to Landlord; (ii) be in a form reasonably satisfactory to Landlord; (iii) be non-contributing with, and shall apply only as primary and not as excess to any other insurance available to Landlord or any mortgagee of Landlord; (iv) contain an undertaking by the insurers to notify Landlord by certified mail not less than thirty (30) days prior to any material change, cancellation, or termination, and (v) with respect to subsection (a), contain replacement cost, demolition cost, and increased cost of construction endorsements. Certificates of insurance or, if required by Landlord, copies of such insurance policies certified by an authorized officer of Tenant's insurer as being complete and current, shall be delivered to Landlord promptly upon request. If A) Tenant fails to take out or to keep in force any insurance referred to in this section 6.1, or should any such insurance not be approved by Landlord, and B) Tenant does not commence and continue to diligently cure such default within two (2) business days after written notice by Landlord to Tenant specifying the nature of such default, then Landlord has the right, without assuming any obligation in connection therewith, to effect such insurance at the sole cost of Tenant and all outlays by Landlord shall be paid by Tenant to Landlord without prejudice to any other rights or remedies of Landlord under this Lease. Tenant shall not keep or use in the Premises any article which may be prohibited by any fire or casualty insurance policy in force from time to time covering the Premises or the Building.

     6.2 Loss or Damage. Landlord shall not be liable for any death or injury arising from or out of any occurrence in, upon, at, or relating to the Building or damage to property of Tenant or of others located on the Premises or elsewhere in the Building, nor shall it be responsible for any loss of or damage to any property of Tenant or others from any cause, unless such death, injury, loss, or damage results from the gross negligence or willful misconduct of Landlord. Without limiting the generality of the foregoing, Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, falling ceiling tile, falling fixtures, steam, gas, electricity, water, rain, flood, or leaks from any part of the Premises or from the pipes, sprinklers, appliances, plumbing works, roof, windows, or subsurface of any floor or ceiling of the Building or from the street or any other place or by dampness, or by any other cause whatsoever, unless such death, injury, loss, or damage results from the gross negligence or willful misconduct of Landlord. Tenant agrees to indemnify Landlord and hold it harmless from and against any and all loss (including loss of rent payable in respect to the Premises), claims, actions, damages, liability, and expense of any kind whatsoever (including attorneys' fees and costs at all tribunal levels), unless caused by the gross negligence or willful misconduct of Landlord, arising from any occurrence in, upon, or at the Premises, or the occupancy, use, or improvement by Tenant or its agents or invitees of the Premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant its agents, employees, and invitees or by anyone permitted to be on the Premises by Tenant.

     6.3 Landlord's Insurance. Landlord shall throughout the Term carry: (i) "all risks" insurance on the Building and the machinery and equipment contained therein or servicing the Building and owned by Landlord (excluding any property with respect to which Tenant and other tenants are obliged to insure pursuant to section 6.1 or similar sections of their respective leases); (ii) public liability and property damage insurance with respect to Landlord's operations in the Building; and (iii) such other forms of insurance as Landlord or its mortgagee reasonably considers advisable. Such insurance shall be in such reasonable amounts and with such reasonable deductibles as would be carried by a prudent owner of a similar building, having regard to size, age, and location.

     6.4 Waiver of Subrogation. Landlord and Tenant each hereby waives on behalf of itself and its insurers (none of which shall ever be assigned any such claim or be entitled thereto due to subrogation or otherwise) any and all rights of recovery, claim, action, or cause of action, against the other, its agents, officers, or employees, for any loss or damage that may occur to the Premises, or any improvements thereto or the Building of which the Premises are a part, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other causes which are, or could or should be insured against under the terms of the standard fire and extended coverage insurance policies referred to in this Lease, regardless of whether such insurance is actually maintained and regardless of the cause or origin of the damage involved, including negligence of the other party hereto, its agents, officers, or employees.


                      ARTICLE VII. DAMAGE AND DESTRUCTION.

     7.1 Damage to Premises. If the Premises are partially destroyed due to fire or other casualty, Landlord shall diligently repair the Premises, to the extent of its obligations under section 5.2. In such event, (i) if less than 20% of the Premises are partially destroyed due to fire or other casualty, Minimum Rent and additional rent shall abate proportionately to the portion of the Premises, if any, rendered untenantable from the date of destruction or damage until Landlord's repairs have been substantially completed and (ii) if 20% or more of the Premises are partially destroyed due to fire or other casualty, Minimum Rent and additional rent shall abate entirely from the date of destruction or damage until Landlord's repairs have been substantially completed. If the Premises are totally destroyed due to fire or other casualty, Landlord shall diligently repair the Premises to the extent only of its obligations pursuant to section 5.2, and Minimum Rent and additional rent shall abate entirely from the date of destruction or damage to such date which is the earlier of (i) the date tenantable, or (ii) thirty (30) days after Landlord's repairs have been substantially completed. Upon being notified by Landlord that Landlord's repairs have been substantially completed, Tenant shall diligently perform all other work required to fully restore the Premises for use in Tenant's business, in every case at Tenant's cost and without any contribution to such cost by Landlord, whether or not Landlord has at any time made any contribution to the cost of supply, installation, or construction of leasehold improvements in the Premises. Tenant agrees that during any period of reconstruction or repair of the Premises, it will continue the operation of its business within the Premises to the extent reasonably practicable. If all or any part of the Premises shall be damaged by fire or other casualty and the fire or other casualty is caused by the fault or neglect of Tenant or Tenant's agents, guest, or invitees, rent shall not abate.

     7.2 Termination for Damage. Notwithstanding section 7.1, if damage or destruction which has occurred to the Premises or the Building is such that in the reasonable opinion of Landlord such reconstruction or repair cannot be completed within one hundred twenty (120) days of the happening of the damage or destruction, either Landlord or Tenant may, at its option, terminate this Lease on notice to the other party given within thirty (30) days after such damage or destruction and Tenant shall immediately deliver vacant possession of the Premises in accordance with the terms of this Lease.


               ARTICLE VIII. ASSIGNMENT, SUBLEASES, AND TRANSFERS.

     8.1 Transfer by Tenant. Tenant shall not enter into, consent to, or permit any Transfer, as hereinafter defined, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. For purposes of this Lease, "Transfer" means an assignment of this Lease in whole or in part; a sublease of all or any part of the Premises; any transaction whereby the rights of Tenant under this Lease or to the Premises are transferred to another; any mortgage or encumbrance of this Lease or the Premises or any part thereof or other arrangement under which either this Lease or the Premises become security for any indebtedness or other obligations; and if Tenant is a corporation or a partnership, the transfer of a controlling interest in the stock of the corporation or partnership interests, as applicable. If there is a permitted Transfer, Landlord may collect rent or other payments from the transferee and apply the net amount collected to the rent or other payments required to be paid pursuant to this Lease but no acceptance by Landlord of any payments by a transferee shall be deemed a waiver of any provisions hereof regarding Tenant. Notwithstanding any Transfer, Tenant shall not be released from any of its obligations under this Lease. In addition, Landlord shall be entitled to receive all net profits arising out of an assignment or sublease, such profits to be determined by subtracting all rent and additional rent due from Tenant with respect to the time period and square footage applicable to the assignment or sublease, plus the brokerage fees, attorneys' fees, costs of alterations incurred by Tenant pursuant to such assignment or sublease, from the total consideration to be paid by the transferee.

     8.2 Assignment by Landlord. Landlord shall have the unrestricted right to sell, lease, convey, or otherwise dispose of the Building or any part thereof and this Lease or any interest of Landlord in this Lease. To the extent that the purchaser or assignee from Landlord assumes the obligations of Landlord under this Lease, Landlord shall thereupon and without further agreement be released of all further liability under this Lease. If Landlord sells its interest in the Premises, it shall deliver the security deposit to the purchaser and Landlord will thereupon be released from any further liability with respect to the security deposit or its return to Tenant and the purchaser shall become directly responsible to Tenant.


                              ARTICLE IX. DEFAULT.

     9.1 Defaults. A default by Tenant shall be deemed to have occurred hereunder, if and whenever: (i) any Minimum Rent or Tenant's Share of Excess Expenses or Tenant's Share of Excess Taxes is not paid within five (5) business days after written notice from Landlord; (ii) any other additional rent is in arrears and is not paid within ten (10) business days after written notice from Landlord; (iii) Tenant has breached any of its obligations in this Lease (other than the payment of rent) and Tenant fails to remedy such breach within thirty
(30) days (or such shorter period as may be provided in this Lease), or if such breach cannot reasonably be remedied within thirty (30) days (or such shorter period), then if Tenant fails to immediately commence to remedy and thereafter proceed diligently to remedy such breach, in each case after notice in writing from Landlord; (iv) Tenant becomes bankrupt or insolvent; (v) any of Landlord's policies of insurance with respect to the Building are cancelled or adversely changed as a result of Tenant's use or occupancy of the Premises; or (vi) the business operated by Tenant in the Premises shall be closed by governmental or court order for any reason.

     9.2 Remedies. In the event of any default hereunder by Tenant, then without prejudice to any other rights which it has pursuant to this Lease or at law or in equity, Landlord shall have the following rights and remedies, which are cumulative and not alternative:

     (a) Landlord may cancel this Lease by notice to Tenant and retake possession of the Premises for Landlord's account, or may terminate Tenant's right to possession (without terminating this Lease), for the account of Tenant. In either event, Tenant shall then quit and surrender the Premises to Landlord. Tenant's liability under all of the provisions of this Lease shall continue notwithstanding any expiration and surrender, or any re-entry, repossession, or disposition hereunder.

     (b) After an eviction order has been issued, Landlord may enter the Premises as agent of Tenant to take possession of any property of Tenant on the Premises, to store such property at the expense and risk of Tenant or to sell or otherwise dispose of such property (other than Tenant's business records at the Premises) in such manner as Landlord may see fit without notice to Tenant. Re-entry and removal may be effectuated by summary dispossess proceedings, by any suitable action or proceeding, or otherwise. Landlord shall not be liable in any way in connection with its actions pursuant to this section, to the extent that its actions are in accordance with applicable law.

     (c) If Tenant's right to possession is terminated (without terminating this Lease) under subsection (a) above, Tenant shall remain liable (in addition to accrued liabilities) to the extent legally permissible for all rent and all of the charges Tenant would have been required to pay until the date this Lease would have expired had such cancellation not occurred. Tenant's liability for rent shall continue notwithstanding re-entry or repossession of the Premises by Landlord. In addition to the foregoing, Tenant shall pay to Landlord such sums as the court which has jurisdiction thereover may adjudge as reasonable attorneys' fees with respect to any successful lawsuit or action instituted by Landlord to enforce the provisions of this Lease.

     (d) Landlord may relet all or any part of the Premises for all or any part of the unexpired portion of the Term of this Lease or for any longer period, and may accept any rent then attainable; grant any concessions of rent, and agree to paint or make any special repairs, alterations, and decorations for any new Tenant as it may deem advisable in its sole and absolute discretion. Landlord shall be under no obligation to relet or to attempt to relet the Premises, except as expressly set forth below; provided, however, Landlord shall be obligated to mitigate Landlord's damages only to the extent required under applicable law.

     (e) If Tenant's right to possession is terminated (without terminating this Lease) under subsection (a) above, and Landlord so elects, the rent hereunder shall be accelerated and Tenant shall pay Landlord damages in the amount of any and all sums which would have been due for the remainder of the Term (reduced to present value using a discount factor equal to the stated prime lending rate on the date of Tenant's default by Landlord's then existing mortgagee or, if there is no mortgagee, by NationsBank, Citibank, or First Union, as chosen by Landlord). Prior to or following payment in full by Tenant of such discounted sum promptly upon demand, Landlord shall use good faith efforts to relet the Premises. If Landlord receives consideration as a result of a reletting of the Premises relating to the same time period for which Tenant has paid accelerated rent, such consideration actually received by Landlord, less any and all of Landlord's cost of repairs, alterations, additions, redecorating, and other expenses in connection with such reletting of the Premises, shall be a credit against such discounted sum, and such discounted sum shall be reduced if not yet paid by Tenant as called for herein, or if Tenant has paid such discounted sum, such credited amount shall be repaid to Tenant by Landlord (provided said credit shall not exceed the accelerated amount).

     (f) Landlord may remedy or attempt to remedy any default of Tenant under this Lease for the account of Tenant and to enter upon the Premises for such purposes. No notice of Landlord's intention to perform such covenants need be given Tenant unless expressly required by this Lease. Landlord shall not be liable to Tenant for any loss or damage caused by acts of Landlord in remedying or attempting to remedy such default and Tenant shall pay to Landlord all expenses incurred by Landlord in connection with remedying or attempting to remedy such default. Any expenses incurred by Landlord shall accrue interest from the date of payment by Landlord until repaid by Tenant at the highest rate permitted by law.

     9.3 Costs. Tenant shall pay to Landlord on demand all costs incurred by Landlord, including attorneys' fees and costs at all tribunal levels, incurred by Landlord in enforcing any of the obligations of Tenant under this Lease. In addition, upon any default by Tenant, Tenant shall be also liable to Landlord for the expenses to which Landlord may be put in re-entering the Premises; repossessing the Premises; painting, altering, or dividing the Premises; combining the Premises with an adjacent space for any new tenant; putting the Premises in proper repair; protecting and preserving the Premises by placing watchmen and caretakers therein; reletting the Premises (including attorneys' fees and disbursements, marshall's fees, and brokerage fees, in so doing); and any other expenses reasonably incurred by Landlord. Notwithstanding anything to the contrary contained in this Lease, in the event of any litigation between Landlord and Tenant arising out of this Lease or Tenant's use and occupancy of the Premises, the prevailing party shall be entitled to recover its costs and expenses incurred in such litigation, including attorneys' fees, at all levels, including appeals.

     9.4 Additional Remedies; Waiver. The rights and remedies of Landlord set forth herein shall be in addition to any other right and remedy now and hereinafter provided by law. All rights and remedies shall be cumulative and non-exclusive of each other. No delay or omission by Landlord in exercising a right or remedy shall exhaust or impair the same or constitute a waiver of, or acquiescence to, a default.

     9.5 Default by Landlord. In the event of any default by Landlord, Tenant's exclusive remedy shall be an action for damages or injunction, but prior to any such action Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall have a period of thirty (30) days following the date of such notice in which to cure the default (provided, however, that if such default reasonably requires more than thirty (30) days to cure, Landlord shall have a reasonable time to cure such default, provided Landlord commences to cure within such thirty (30) day period and thereafter diligently prosecutes such cure to completion). Notwithstanding any provision of this Lease, Landlord shall not at any time have any personal liability under this Lease. In the event of any breach or default by Landlord of any term or provision of this Lease, Tenant agrees to look solely to the equity or interest then-owned by Landlord in the Building (including the proceeds of insurance, condemnation, and sale), and in no event shall any deficiency judgment be sought or obtained against Landlord.


                 ARTICLE X. ESTOPPEL CERTIFICATE; SUBORDINATION.

     10.1 Estoppel Certificate. Within ten (10) days after written request by Landlord, Tenant shall deliver in a form supplied by Landlord, an estoppel certificate to Landlord as to the status of this Lease, including whether this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified and identifying the modification agreements); the amount of Minimum Rent and additional rent then being paid and the dates to which same have been paid; whether or not there is any existing or alleged default by either party with respect to which a notice of default has been served, or any facts exist which, with the passing of time or giving of notice, would constitute a default and, if there is any such default or facts, specifying the nature and extent thereof; and any other matters pertaining to this Lease as to which Landlord shall request such certificate. Landlord, and any prospective purchaser, lender, or ground lessor shall have the right to rely on such certificate.

     10.2 Subordination; Attornment. This Lease and all rights of Tenant shall be subject and subordinate to any and all mortgages, security agreements, or like instruments resulting from any financing, refinancing, or collateral financing (including renewals or extensions thereof), and to any and all ground leases, made or arranged by Landlord of its interests in all or any part of the Building), from time to time in existence against the Building, whether now existing or hereafter created. Such subordination shall not require any further instrument to evidence such subordination. However, on request, Tenant shall further evidence its agreement to subordinate this Lease and its rights under this Lease to any and all documents and to all advances made under such documents. The form of such subordination shall be made as required by Landlord, its lender, or ground lessor. Tenant shall promptly on request attorn to any mortgagee, or to the future owner(s) of the Building, or the purchaser at any foreclosure or sale under proceedings taken under any mortgage, security agreement, like instrument, or ground lease, and shall recognize such mortgagee, owner, or purchaser as Landlord under this Lease.


                  ARTICLE XI. CONTROL OF BUILDING BY LANDLORD.

     11.1 Use and Maintenance of Common Areas. Tenant and those doing business with Tenant for purposes associated with Tenant's business on the Premises, shall have a non-exclusive license to use the common areas for their intended purposes during normal business hours in common with others entitled thereto and subject to any reasonable rules and regulations imposed by Landlord. Landlord shall keep the common areas in good repair and condition and shall clean the common areas when necessary. Landlord shall not be liable for any damage to automobiles of any nature whatsoever to, or any theft of, automobiles or other vehicles or the contents thereof, while in or about the parking areas. Tenant acknowledges that its right to use its assigned parking spaces, if any, may be subject to such rules and regulations as reasonably imposed from time to time. Tenant acknowledges that all common areas of the Building shall at all times be under the exclusive control and management of Landlord, and that all parking areas shall at all times be under the exclusive control and management of Landlord. For purposes of this Lease, "common areas" shall mean those areas, facilities, utilities, improvements, equipment, and installations of the Building which serve or are for the benefit of the tenants of more than one component of the Building and which are not designated or intended by Landlord to be leased, from time to time, or which are provided or designated from time to time by Landlord for the benefit or use of all tenants in the Building, their employees, customers, and invitees, in common with others entitled to the use or benefit of same.

     11.2 Alterations by Landlord. Landlord may (i) alter, add to, subtract from, construct improvements on, re-arrange, and construct additional facilities in, adjoining, or proximate to the Building; (ii) relocate the facilities and improvements in or comprising the Building or erected on the land; (iii) do such things on or in the Building as required to comply with any laws, by-laws, regulations, orders, or directives affecting the land or any part of the Building; and (iv) do such other things on or in the Building as Landlord, in the use of good business judgment determines to be advisable, provided that notwithstanding anything contained in this section 11.2, access to the Premises shall be available at all times and so long as Landlord's exercise of its rights pursuant to this section 11.2 does not unreasonably interfere with Tenant's use of the Premises. Landlord shall not be in breach of its covenants for quiet enjoyment or liable for any loss, costs, or damages, whether direct or indirect, incurred by Tenant due to any of the foregoing.

     11.3 Parking.

     (a) During the Lease Term, subject to the rules and regulations promulgated by Landlord from time to time. Landlord shall provide for the use of Tenant four
(4) assigned and marked parking spaces (the "Spaces") in the parking area. The Spaces shall be subject to a monthly rental charge payable by Tenant to Landlord (or at Landlord's option, to Landlord's contractor managing the parking area) in the amount of Fifty and No/100 Dollars ($50.00) per month for each of the Spaces, plus sales tax, the total amount of such parking rental to be payable to Landlord as additional rent at the same time and in the same manner as the monthly installments of Minimum Rent. The said monthly rental rate for the Spaces shall be subject to change at prevailing market rates for covered parking spaces in Coral Gables, Florida at any time upon thirty (30) days' written notice to Tenant, and in the event of non-payment thereof, Landlord shall have all the rights and remedies provided hereunder with respect to a default by Tenant. During any renewal terms, the parking monthly rental rate per Space shall be increased to prevailing market rates for covered parking spaces in Coral Gables, Florida, but not less than $50.00 per Space, per month, plus sales tax.

     (b) In the event that for any reason whatsoever Landlord is not permitted by governmental law, ordinance, or otherwise, to charge monthly rent for the Spaces as provided in this Paragraph, then the Minimum Rent shall be increased by an amount equal to the total annual parking rental otherwise payable by Tenant.

     (c) Landlord shall have a right to designate the location of Tenant's parking and alter such designation upon reasonable notice to Tenant, provided that the location of the parking shall be either within the Building or on land adjacent to the Building. Landlord shall also have the right to establish or modify the methods used to control parking in the parking areas, including, without limitation, the installation of certain control devices or the hiring of parking attendants or a managing agent.

     (d) Landlord shall have no liability whatsoever for any property damage or personal injury which might occur as a result of or in connection with the use of the Spaces by Tenant, its employees, agents, invitees, and licensees, and Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all costs, claims, expenses, or causes of action which Landlord may incur in connection with or arising out of Tenant's use of the Spaces.


                           ARTICLE XII. CONDEMNATION.

     12.1 Total or Partial Taking. If the whole of the Premises, or such portion thereof as will make the Premises unusable for the purposes leased hereunder, shall be taken by any public authority under the power of eminent domain or sold to public authority under threat or in lieu of such taking, the Term shall cease as of the day possession or title shall be taken by such public authority, whichever is earlier ("Taking Date"), whereupon the rent shall be paid up to the Taking Date with a proportionate refund by Landlord of any rent paid for a period subsequent to the Taking Date. If less than the whole of the Premises, or less than such portion thereof as will make the Premises unusable for the purposes leased hereunder in Tenant's reasonable opinion, the Term shall cease only as to the part so taken as of the Taking Date, and Tenant shall pay rent up to the Taking Date, with appropriate credit by Landlord (toward the next installment of rent due from Tenant) of any rent paid for a period subsequent to the Taking Date. Minimum Rent and other charges payable to Landlord shall be reduced in proportion to the amount of the Premises taken.

     12.2 Award. In the event of any total or partial taking of the Premises or the Building, Landlord and Tenant shall each be entitled to receive and retain such separate rewards and portions of lump sum awards as may be allocated to their respective interests in any condemnation proceedings.


                        ARTICLE XIII. GENERAL PROVISIONS.

     13.1 Delay. Whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant, Landlord or Tenant, as applicable, shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other cause whatsoever beyond the control of Landlord or Tenant, as applicable. The foregoing provisions of this section 13.1 are inapplicable to any payments of money due under this Lease.

     13.2 Holding Over. If Tenant remains in possession of the Premises after the end of the Term without having executed and delivered a new lease or an agreement extending the Term, there shall be no tacit renewal of this Lease or the Term, and Tenant shall be deemed to be occupying the Premises as a tenant-at-sufferance at a monthly Minimum Rent payable in advance on the first day of each month equal to 150% of the monthly amount of rent payable during the last month of the Term, and otherwise upon the same terms as are set forth in this Lease, so far as they are applicable to a tenancy-at-sufferance.

     13.3 Waiver; Partial Invalidity. If either Landlord or Tenant excuses or condones any default by the other of any obligation under this Lease, this shall not be a waiver of such obligation in respect of any continuing or subsequent default and no such waiver shall be implied. All of the provisions of this Lease are to be construed as covenants even though not expressed as such. If any such provision is held or rendered illegal or unenforceable it shall be considered separate and severable from this Lease and the remaining provisions of this Lease shall remain in force and bind the parties as though the illegal or unenforceable provision had never been included in this Lease.

     13.4 Recording. Neither Tenant nor anyone claiming under Tenant shall record this Lease or any memorandum hereof in any public records without the prior written consent of Landlord.

     13.5 Notices. Any notice, consent, or other instrument required or permitted to be given under this Lease shall be in writing and shall be delivered in person, or sent by certified mail, return receipt requested, or overnight express mail courier, postage prepaid, addressed (i) if to Landlord, at the address set forth on the Lease Summary, with a copy to Weiss Serota Helfman Pastoriza & Guedes, P.A., 2665 S. Bayshore Drive, Suite 420, Miami, Florida 33133, Attn: Elaine M. Cohen, Esq.; and (ii) if to Tenant, at the Premises or, prior to Tenant's occupancy of the Premises, at the address set forth on the Lease Summary. Any such notice or other instruments shall be deemed to have been given and received on the day upon which personal delivery is made or, if mailed, then forty-eight (48) hours following the date of mailing. Either party may give notice to the other of any change of address and after the giving of such notice, the address therein specified is deemed to be the address of such party for the giving of notices.

     13.6 Successors; Joint and Several Liability. The rights and liabilities created by this Lease extend to and bind the successors and assigns of Landlord and the heirs, executors, administrators, and permitted successors and assigns of Tenant. No rights, however, shall inure to the benefit of any transferee unless such Transfer complies with the provisions of Article VIII. If there is at any time more than one Tenant or more than one person constituting Tenant, their covenants shall be considered to be joint and several and shall apply to each and every one of them.

     13.7 Captions and Section Numbers. The captions, section numbers, article numbers, and table of contents appearing in this Lease are inserted only as a matter of convenience and in no way affect the substance of this Lease.

     13.8 Extended Meanings. The words "hereof," "hereto," "hereunder," and similar expressions used in this Lease relate to the whole of this Lease and not only to the provisions in which such expressions appear. This Lease shall be read with all changes in number and gender as may be appropriate or required by the context. Any reference to Tenant includes, when the context allows, the employees, agents, invitees, and licensees of Tenant and all others over whom Tenant might reasonably be expected to exercise control. This Lease has been fully reviewed and negotiated by each party and their counsel and shall not be more strictly construed against either party.

     13.9 Entire Agreement; Governing Law; Time. This Lease and the Exhibits and Riders, if any, attached hereto are incorporated herein and set forth the entire agreement between Landlord and Tenant concerning the Premises and there are no other agreements or understandings between them. This Lease and its Exhibits and Riders may not be modified except by agreement in writing executed by Landlord and Tenant. This Lease shall be construed in accordance with and governed by the laws of the State of Florida. Time is of the essence of this Lease.

     13.10 No Partnership. Nothing in this Lease creates any relationship between the parties other than that of lessor and lessee and nothing in this Lease constitutes Landlord a partner of Tenant or a joint venturer or member of a common enterprise with Tenant.

     13.11 Quiet Enjoyment. If Tenant pays the rent and fully observes and performs all of its obligations under this Lease, Tenant shall be entitled to peaceful and quiet enjoyment of the Premises for the Term without interruption or interference by Landlord or any person claiming through Landlord.

     13.12 Brokerage. Landlord and Tenant each represent and warrant one to the other that except as set forth in the Lease Summary, neither of them has employed any broker in connection with the negotiations of the terms of this Lease or the execution thereof. Landlord and Tenant hereby agree to indemnify and to hold each other harmless against any loss, expense, or liability with respect to any claims for commissions or brokerage fees arising from or out of any breach of the foregoing representation and warranty. Landlord recognizes the broker(s) specified in the Lease Summary as the sole broker(s) with whom Landlord has dealt in this transaction and agrees to pay any commissions determined to be due said broker(s).

     13.13 Radon Gas. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

     13.14 TRIAL BY JURY. LANDLORD AND TENANT EACH HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY ISSUE OR CONTROVERSY ARISING UNDER THIS LEASE.


                          ARTICLE XIV. OPTION TO RENEW

     14.1 Landlord hereby grants Tenant the option to renew (the "Renewal Option") the initial Term (not to include, for purposes of this Rider only, the Renewal Terms, as hereinafter defined) for two (2) additional terms of five (5) years (the "Renewal Term(s)"), commencing as of the date immediately following the expiration of the then-current Term, such option to be subject to the covenants and conditions hereinafter set forth in this Rider.

     14.2 Tenant shall give Landlord written notice (the "Renewal Notice") of Tenant's election to exercise its Renewal Option not later than one hundred eighty (180) days prior to the expiration of the then-current term of the Lease; provided that Tenant's failure to give the Renewal Notice by said date, whether due to Tenant's oversight or failure to cure any existing defaults or otherwise, shall render the Renewal Option null and void.

     14.3 Tenant may exercise the second Renewal Option only if Tenant has exercised the first Renewal Option. Tenant shall not be permitted to exercise the Renewal Option at any time during which Tenant is in default under the Lease, subject to applicable notice and grace periods (if any). If Tenant fails to cure any default under the Lease prior to the commencement of the upcoming Renewal Term, subject to applicable notice and grace periods, the Renewal Terms shall be immediately cancelled, unless Landlord elects to waive such default, and Tenant shall forthwith deliver possession of the Premises to Landlord as of the expiration or earlier termination of the then-current term of the Lease.

     14.4 Tenant shall be deemed to have accepted the Premises in "as-is" condition as of the commencement of each Renewal Term, subject to any other repair and maintenance obligations of Landlord under the Lease, it being understood and agreed that Landlord shall have no additional obligation to renovate or remodel the Premises or any portion of the Building as a result of Tenant's renewal of the Lease.

     14.5 The covenants and conditions of the Lease in force during the original Term, as the same may be modified from time to time, shall continue to be in effect during each Renewal Term, except as follows:

          (1) The "Commencement Date" and the "Rent Commencement Date" for purposes of the Lease shall be the first day of the applicable Renewal Term.

          (2) The Minimum Rent for each Lease Year of each Renewal Term shall be an amount equal to one hundred three and one-half (103.5%) percent of the Minimum Rent payable by Tenant for the immediately prior Lease Year.

          (3) Following expiration of the second Renewal Term as provided herein, Tenant shall have the right to request a renewal of the term of the Lease, provided, Landlord shall have no obligation to renew the term of the Lease.

     14.6 Tenant's option to renew the Lease shall not be transferable by Tenant, except in conjunction with a permissible Transfer in accordance with the applicable provisions of the Lease.



                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

     EXECUTED as of the day and year first above written.


WITNESSES:                          LANDLORD:

                                    RAS DEVELOPMENT, INC., a Florida corporation

                                    By: /s/ Rafael A. Sanchez
-----------------------------          -----------------------------------------
                                    Name: Rafael A. Sanchez
                                         ---------------------------------------
                                    Title: President
-----------------------------              -------------------------------------

                                    TENANT:

                                    CART, INC., a Delaware corporation,

                                    By: /s/ David Clare
-----------------------------          -----------------------------------------
                                    Name:  David Clare
                                          --------------------------------------
                                    Title: Chief Operating Officer
-----------------------------             --------------------------------------

                                   EXHIBIT "A"

                             Floor Plan of Premises

                                   EXHIBIT "B"

                                Legal Description


Legal Description: Lots 11 through 15, Block 7, Coral Gables Craft section according to the plat thereof as recorded in Plat Book 10, Page 40 of the Public Records of Miami-Dade County, Florida

                                   EXHIBIT "C"

                              RULES AND REGULATIONS

     1. Security; Return of Keys. Landlord may, but shall not be obligated to, from time to time adopt appropriate systems and procedures for the security or safety of the Building, any persons occupying, using, or entering the same, or any equipment, furnishings, or contents thereof, and Tenant shall comply with Landlord's reasonable requirements relative thereto. At the end of the Term, Tenant shall promptly return to Landlord all keys and access cards, if any, for the Building and Premises which are in the possession of Tenant.

     2. Repair, Maintenance, Alterations, and Improvements. Tenant shall carry out Tenant's repair, maintenance, alterations, and improvements in the Premises only during times agreed to in advance by Landlord and in a manner which will not interfere with the rights of other tenants in the Building.

     3. Water Fixtures. Tenant shall not use water fixtures for any purpose for which they are not intended, nor shall water be wasted by tampering with such fixtures. Any cost or damage resulting from such misuse by Tenant shall be paid for by Tenant.

     4. Personal Use of Premises. The Premises shall not be used or permitted to be used for residential, lodging, or sleeping purposes or for the storage of personal effects or property not required for business purposes. Tenant shall not bring any animals or birds into the Building, and shall not permit bicycles or other vehicles inside or on the sidewalks outside the Building except in areas designated from time to time by Landlord for such purposes.

     5. Heavy Articles. Tenant shall not place in or move about the Premises without Landlord's prior written consent any safe or other heavy article which in Landlord's reasonable opinion may damage the Building, and Landlord may designate the location of any such heavy articles in the Premises.

     6. Deliveries. Tenant shall ensure that deliveries of supplies, fixtures, equipment, furnishings, wares, and merchandise to the Premises are made through such entrances and corridors and at such times as may from time to time be designated by Landlord, and shall promptly pay or cause to be paid to Landlord the cost of repairing any damage in the Building caused by any person making improper deliveries.

     7. Solicitations. Landlord reserves the right to restrict or prohibit canvassing, soliciting, or peddling in the Building.

     8. Food and Beverages. Only persons approved from time to time by Landlord may prepare, solicit orders for, sell, serve, or distribute foods or beverages in the Building, or use the common areas for any such purpose. Except with Landlord's prior written consent and in accordance with arrangements approved by Landlord, Tenant shall not permit on the Premises the use of equipment for dispensing food or beverages or for the preparation, solicitation of orders for, sale, serving, or distribution of food or beverages, other than vending machines for use by Tenant's employees.

     9. Refuse. Tenant shall place all refuse in proper receptacles provided by Tenant at its expense in the Premises or in receptacles (if any) provided by Landlord for the Building, and shall keep sidewalks and driveways outside the Building, and lobbies, corridors, stairwells, ducts, and shafts of the Building, free of all refuse.

     10. Obstructions. Tenant shall not obstruct or place anything in or on the sidewalks or driveways outside the Building or in the lobbies, corridors, stairwells, or other common areas, or use such locations for any purpose except access to and exit from the Premises without Landlord's prior written consent. Landlord may remove at Tenant's expense any such obstruction or thing caused or placed by Tenant (and unauthorized by Landlord) without notice or obligation to Tenant.

     11. Proper Conduct; Employees, Agents, and Invitees. Tenant shall not conduct itself in any manner which is inconsistent with the character of the Building as a first quality building or which will impair the comfort and convenience of other tenants in the Building. In these Rules and Regulations, "Tenant" includes the employees, agents, invitees, and licensees of Tenant and others permitted by Tenant to use or occupy the Premises.

     12. Recycling. Tenant shall comply with any reasonable recycling programs implemented by Landlord from time to time.

     13. No-Smoking Building. The Building is a "No Smoking" building. Tenant and its employees and agents and invitees may not smoke anywhere in the Building or its common areas, other than in designated, well-ventilated smoking areas outside of the Building or on the outside patios at the Building.

     14. Parking. Tenant shall park its vehicles only in its assigned spaces and shall cause its employees and agents to park their vehicles only in such designated assigned parking spaces. Tenant shall furnish Landlord, upon request, with the current license numbers of all vehicles owned or used by Tenant or its employees or agents and Tenant thereafter shall notify Landlord of any changes in such numbers within five (5) days after the occurrence thereof. In the event of failure of Tenant or its employees or agents to park their vehicles in such designated assigned parking spaces, Tenant shall forthwith on demand pay to Landlord the sum of Fifty and No/100 ($50.00) Dollars per day per each car so parked. Landlord may itself or through any agent designated for such purpose, make, administer, and enforce additional rules and regulations regarding parking by tenants and by their employees or agents, including, without limitation, rules and regulations permitting Landlord or such agent to move any vehicles improperly parked to the designated tenant or employee parking areas. No disabled vehicle shall be left in the parking areas of the Building for more than 24 hours.

                                   EXHIBIT "D"


     THIS WORK LETTER AGREEMENT (this "Work Letter") is attached to and made part of that certain Lease (the "Lease") dated the day of March, 2003 by and between RAS DEVELOPMENT, INC. ("Landlord") and CART, INC., a Delaware corporation ("Tenant"). The terms, definitions, and other provisions of the Lease are hereby incorporated into this Work Letter by reference.

     IN CONSIDERATION OF the execution of the Lease and the mutual covenants and conditions hereinafter set forth, Landlord and Tenant agree as follows:

     1. Building Standard and Tenant Improvements.

          (a) This Work Letter sets forth the agreement with respect to the construction of the "Building Standard and Tenant Improvements."

          (b) In accordance with and subject to the provisions of this Work Letter, Landlord shall, at Tenant's expense, construct and install the Building Standard and Tenant Improvements to Building Grade (hereinafter defined). The term "Building Grade shall mean (i) the type, brand, and/or quality of materials Landlord designates from time to time to be the minimum quality to be used in the Building or, as the case may be, the exclusive type, grade, or quality of material to be used in the Building; and (ii) the standard method of construction and installation technique to be used in the Building. Unless otherwise agreed in writing, Landlord shall use the following Building Grade construction methods and materials where appropriate or some other substantially comparable construction method or material deemed by Landlord (in its sole discretion) to be Building Grade:

The Building Standard and Tenant Improvements to be constructed by Landlord shall consist of the following items for each 1000 rentable square feet in the premises with the quantities and quality equivalent to the following, unless stated otherwise:

--------------------------------------------------------------------------------
INTERIOR PARTITION WALLS:     100 lineal feet, 3-5/8" - 25 gauge metal studs 48"
                              on center; mtl studs floor to 4" above acoustic
                              ceiling. One (1) layer 5/8" gypsum board each
                              side.
--------------------------------------------------------------------------------
DEMISING WALLS:               3-5/8" - 25 gauge metal studs 48" on center;
                              mtl studs floor to underside of slab or
                              structural members of floor above; one layer 5/8"
                              gypsum board each side with 3" fiberglass
                              insulation; sound caulked at floor.
--------------------------------------------------------------------------------
PAINT:                        Two (2) coats of latex, color selection by Tenant.
--------------------------------------------------------------------------------
BASE:                         4" high painted wood base.
--------------------------------------------------------------------------------
DOORS:                        Three interior doors, (3' x 0") x (7' x 0") x
                              1-3/4" solid core, paint grade, non-rated, painted
                              wood door frame with building standard lockset.
                              One set of Entry double doors per suite (3' x 8' x
                              1-3/4") solid core, walnut veneer to match
                              building standard, with building standard lockset.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
HARDWARE:                     Typical Interior:
                              Lockset: Schlage Handicap Commercial Lever / US26D
                              Butts: VV H330-RP-PRIVACY-26D Satin
                              Stop: Trimco W1212 x US3
--------------------------------------------------------------------------------
CEILING:                      Furnish and install 2' x 2' x 5/8" Armstrong, Dune
                              Beveled Tegular with Suprafine, 9/16" exposed tee
                              grid, white, acoustical tile system.
--------------------------------------------------------------------------------
FLOORS:                       Shaw Commercial or Equal
                              Style : Potential II
                              Gauge 1/8
                              Rows per inch: 7.0
                              Pile Height/Tufted: .114 inches
                              Face Yarn: 100% Solution Q BCF Nylon
                              Ply: 2 ply continuous heat set.
                              Backing Material: Polypropylene
                              Yarn Weight/Tufted: 26 oz per sq. yd.
                              Construction: Tufted textured loop
                              Dye method: solution dyed
                              Flammability: Class I
--------------------------------------------------------------------------------
WINDOWS:                      Leveler blinds (vertical)
--------------------------------------------------------------------------------
LIGHTING:                     Ten (10) Recessed 2' x 4' and 2'x 2' flourescent
                              parabolic luminaire, complete with lamps, lens, flexible conduit (maximum 6" wire) and connectors.
                              Lithonia @PM3GC340-18-227ESB 2' x 4' 3 bulb parabolic (or equal).

                              Ten (10) Fluorescent downlights.
--------------------------------------------------------------------------------
DUPLEX OUTLET:                Ten (10)Leviton, auto ground, 15-20 amp 3/4"
                              conduit stubbed above ceiling or equal.
--------------------------------------------------------------------------------
PHONE OUTLETS:                (5) Wall mounted, connection box with conduit
                              stubbed out above ceiling.
--------------------------------------------------------------------------------
DATA OUTLETS:                 (5) Wall mounted, connection box with conduit
                              stubbed out above ceiling.
--------------------------------------------------------------------------------
LIGHT SWITCHES:               Five (5) Leviton, single pull, wall mounted.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
HVAC:                         Supply and install Landlord's Building Standard
                              air conditioning systems with duct work, VAV boxes
                              and thermostats in an amount not to exceed one (1)
                              thermostat for each conditioning zone, and not
                              more than one (1) 2 x 2 ceiling supply diffuser
                              and (1) return grille for each two hundred (200)
                              square feet of Rentable Area contained within the
                              Premises.
--------------------------------------------------------------------------------
LIFE SAFETY:                  Supply and install Lessor's Building Standard
                              sprinkler protection and fire alarm in accordance
                              with NFPA Code.
--------------------------------------------------------------------------------


     2. Tenant Improvement Allowance; Tenant's Costs.

          (a) Landlord shall provide Tenant with an allowance (the "Tenant Improvement Allowance") as a credit against the cost of the Building Standard and Tenant Improvements. The Tenant Improvement Allowance shall be up to the amount of $102,912.00 (based upon $32.00 per Rentable Area of the Premises).

          (b) Tenant shall not receive any credit or payment for any unused portion of the Tenant Improvement Allowance.

     3. Plans and Specifications; Construction Budget.

          (a) Within seven (7) days of the execution and delivery of this Lease, Tenant shall agree upon the final space plan and selection of Building Grade materials.

          (a) The Building Standard and Tenant Improvements shall be completed in accordance with detailed architectural and engineering working drawings and material specifications (the "Plans and Specifications") which shall be prepared by Landlord's architect. The cost of preparation of Plans and Specifications shall be included in the cost of the Building Standard and Tenant Improvements. The Plans and Specifications shall reflect the Building Standard and Tenant Improvements and shall include the following:

               (1) fully dimensioned architectural plan;

               (2) electric/telephone outlet diagram;

               (3) reflective ceiling plan with light switches;

               (4) mechanical plan;

               (5) electric power circuitry diagram;

               (6) plumbing plans;

               (7) all color and finish selections;

               (8) all special equipment and fixture specifications; and

               (9) fire sprinkler design drawings.

          (b) The architect and engineer utilized by Landlord for preparation of the Plans and Specifications shall be chosen by Landlord.

          (c) Tenant shall then have a period of not more than seven (7) days following submission of the Plans and Specifications to Tenant in which to review and approve the Plans and Specifications or state any objections to same in writing. Tenant's approval shall not be unreasonably withheld, and any objections shall be reasonable in nature and stated in sufficient detail so as to allow necessary modification by Landlord. Landlord shall make such modifications to the Plans and Specifications in response to Tenant's objections as Landlord shall deem appropriate in its sole discretion. Once the Plans and Specifications are in final form, the Plans and Specifications may be modified only with Landlord's written approval, and Tenant shall be liable for any additional costs incurred as a result of any such change.

          (e) Tenant acknowledges and agrees that Landlord shall not be obligated to spend any amount in excess of the Tenant Improvement Allowance for the cost of construction of the Building Standard and Tenant Improvements. If Landlord's estimated budget for the cost of construction of the Building Standard and Tenant Improvements based upon the Plans and Specifications in final form exceeds the amount of the Tenant Improvement Allowance, then Landlord shall cause the Plans and Specifications to be modified in its sole discretion so that the total costs of the Building Standard and Tenant Improvements does not exceed the Tenant Improvement Allowance, provided that the Building Standard and Tenant Improvements must still be constructed to Building Grade.

     4. Contractor(s); Permits. Landlord shall use its own contractor(s) and shall obtain all building permits necessary to complete all Building Standard and Tenant Improvements. Landlord agrees to obtain at least three (3) bids for the construction contract for construction of the Building Standard and Tenant Improvements. The cost of all building permits shall be included in the cost of the Building Standard and Tenant Improvements.

     5. Construction of the Improvements.

          (a) Landlord shall cause Substantial Completion of the Building Standard and Tenant Improvements substantially in accordance with the Plans and Specifications. "Substantial Completion" shall mean that the Building Standard and Tenant Improvements are sufficiently complete so as to allow Tenant to occupy the Premises for the use and purposes intended without unreasonable disturbance or interruption; provided that Landlord, its employees, agents, and contractors, shall be allowed to enter upon the Premises at any reasonable time(s) following the Commencement Date as necessary to complete any unfinished details, and such entry shall not constitute an actual or constructive eviction of Tenant, in whole or in part, nor shall it entitle Tenant to any abatement or diminution of rent or relieve Tenant from any obligation under the Lease.

          (b) Tenant shall be responsible for any delay in Substantial Completion resulting from any of the following causes:

               (1) Tenant's failure to approve the Plans and Specifications (or any necessary modifications or additions thereto) within the time periods specified in this Work Letter; or

               (2) any change in the Plans and Specifications caused by Tenant once finally approved and accepted by Landlord, even though Landlord may approve such change; or

               (3) the performance of or failure to perform any special work or installation by any person or firm employed by Tenant to do any work on the Premises; or

               (4) any other delay in Substantial Completion directly attributable to the negligent or willful acts or omissions of Tenant, its employees, agents, or contractor(s).

          (c) In the event that any delay caused by Tenant results in or contributes to a delay in Substantial Completion, then the Commencement Date shall be deemed to have occurred and Tenant's rental obligations shall commence as of the date Landlord would have otherwise achieved Substantial Completion but for Tenant's delay.

     EXECUTED BY the parties hereto simultaneously with the Lease and attached thereto as Exhibit "D."


WITNESSES:                    LANDLORD:

                              RAS DEVELOPMENT, INC., a Florida corporation

                              By: /s/ Rafael A. Sanchez
--------------------------        ----------------------------------------------
                              Name: Rafael A. Sanchez
                                    --------------------------------------------
                              Title: President
-------------------------            -------------------------------------------


                              TENANT:

                              CART, INC., a Delaware corporation,


                              By: /s/ David Clare
-------------------------         ----------------------------------------------
                              Name: David Clare
                                    --------------------------------------------
                              Title: Chief Operating Officer
-------------------------            -------------------------------------------